     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                           RANGE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                         34-1312571
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
          (Address of principal executive offices, including zip code)

                              --------------------

         SECOND AMENDED AND RESTATED 1996 STOCK PURCHASE PLAN AND OPTION
         PLAN FOR EMPLOYEES OF DOMAIN ENERGY CORPORATION AND AFFILIATES
                                       AND
              DOMAIN ENERGY CORPORATION 1997 STOCK OPTION PLAN FOR
                              NONEMPLOYEE DIRECTORS
                            (Full title of the plans)

                                JOHN H. PINKERTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RANGE RESOURCES CORPORATION
                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
                                 (817) 870-2601
            (Name, address and telephone number of agent for service)

                                    copy to:

                                  J. MARK METTS
                             VINSON & ELKINS L.L.P.
                             1001 FANNIN, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

                                      CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                     Proposed             Proposed
   Title of securities      Amount to be          maximum offering     maximum aggregate        Amount of
    to be registered       registered (1)        price per share (3)  offering price (3)    registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share.........   1,163,005 shares (2)        $11.55            $3,431,906             $1,012
---------------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) 1,138,830 of such shares are issuable upon the exercise of outstanding options granted or options available for grant under the Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates and 24,175 of such shares are issuable upon the exercise of outstanding options granted or options available for grant under the Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors.
(3) Of the 1,163,005 shares to be registered pursuant to this Form S-8, 508,984 are exercisable for $.01 per share, 509,016 are exercisable for $3.46 per share, 120,830 are exercisable for $11.55 per share and 24,175 are exercisable for $11.17 per share. The exercise price for the remaining shares has been estimated upon the basis of the price of securities of the same class, using the average of the high and low prices reported by the New York Stock Exchange for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees of Range Energy Corporation (formerly Domain Energy Corporation) as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) and additional information about the Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates and the Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors and their respective administrators is available without charge by contacting:

                                             Range Energy Corporation
                                             500 Throckmorton Street
                                             Fort Worth, Texas  76102
                                                  (817) 870-2601

                                    Attention:       Secretary

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, dated March 20, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed by the Registrant since December 31, 1997 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Registrant's Quarterly Reports on Form 10- Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; and

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, dated June 18, 1980, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Range Energy Corporation, 500 Throckmorton Street, Fort Worth, Texas 76102, Attention: Secretary, telephone (817) 8710-2601.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation to indemnify any such person.

         Article SEVENTH, section (5) the Registrant's Certificate of Incorporation provides:

                  "Any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer, or employee shall be indemnified by the Company

                  (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim issue or matter therein, by reason of such person being or having been such director, officer or employee, and

                  (b) with respect to any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under
                  (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred to the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable for negligence or misconduct except as and to the extent determined by such court.

                  The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

                  Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation action, suit or proceeding may be paid by the Company in advance of the final disposition of such matter if authorized by a majority of the Board of Directors (sitting as a committee of the Board) not parties to such matter upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

                  The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company because of the Company's interest in such other company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

                  The indemnification herein provided shall not exclude any other rights to which such person may be entitled as a matter of law or which may be lawfully granted."

         Article EIGHTH of the Registrant's Certificate of Incorporation provides:

                  "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
                  (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. No repeal or modification of this Article VIII, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit claim or other matter, but for this Article VIII, would accrue or arise prior to such repeal or modification."

         Article XII of the Company's Bylaws, incorporating the above provisions, provides for an indemnification agreement to be entered into by directors and designated officers of the Company. All directors of the Company have executed an indemnification agreement, the form of which was approved by stockholders at the Company's 1994 annual stockholder's meeting.

         Article XII of the Company's Bylaws also allows the Company to purchase liability insurance for officers and directors. As of the date hereof, there is no such insurance in place.

         Article XIII of the Company's Bylaws, with certain specified exceptions, limits the personal liability of the directors to Lomak or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law, including any changes in Delaware law adopted in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         3.1      --        Certificate of Amendment to Certificate of
                            Incorporation of the Company dated August 25, 1998


         4.1      --        Second Amended and Restated 1996 Stock Purchase and
                            Option Plan for Key Employees of Domain Energy
                            Corporation and Affiliates

         4.2      --        Domain Energy Corporation 1997 Stock Option Plan for
                            Nonemployee Directors

         5.1      --        Opinion of Vinson & Elkins L.L.P.

         23.1     --        Consent of Arthur Andersen LLP

         23.2     --        Consent of Vinson & Elkins L.L.P. (included in the
                            opinion filed as Exhibit 5.1 hereto)

         24.1     --        Powers of Attorney (included in the signature pages
                            hereto)

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartville, State of Ohio, on the 28th day of August, 1998.

                RANGE RESOURCES CORPORATION


                By:        /s/  THOMAS W. STOELK
                   -------------------------------------------------------------
                     Thomas W. Stoelk
                     Senior Vice President-Finance and Administration and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Thomas W. Stoelk, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.



                    Signature                            Capacity                       Date
                    ---------                            --------                       ----
              /s/ THOMAS J. EDELMAN                Chairman and Director            August 28, 1998
              ---------------------
                  Thomas J. Edelman

              /s/ JOHN H. PINKERTON       President, Chief Executive Officer and    August 28, 1998
              ---------------------       Director (Principal Executive Officer)
                  John H. Pinkerton

              /s/ MICHAEL V. RONCA         Chief Operating Officer and Director     August 28, 1998
              ---------------------            (Principal Operating Officer)
                  Michael V. Ronca

              /s/ C. RAND MICHAELS              Vice Chairman and Director          August 28, 1998
              ---------------------
                  C. Rand Michaels

              /s/ ROBERT E. AIKMAN                      Director                    August 28, 1998
              ---------------------
                  Robert E. Aikman

              /s/ ALLEN FINKELSON                       Director                    August 28, 1998
              ---------------------
                  Allen Finkelson

              /s/ ANTHONY V. DUB                        Director                    August 28, 1998
              ---------------------
                  Anthony V. Dub

                /s/ BEN A. GUILL                           Director                   August 28, 1998
             ----------------------
                    Ben A. Guill

             /s/ JONATHAN S. LINKER                        Director                   August 28, 1998
             ----------------------
                 Jonathan S. Linker

              /s/ THOMAS W. STOELK            Senior Vice President - Finance and     August 28, 1998
             ----------------------                     Administration
                  Thomas W. Stoelk               (Principal Financial Officer)


              /s/ GEOFFREY T. DOKE          Vice President - Controller (Principal    August 28, 1998
             ----------------------                  Accounting Officer)
                  Geoffrey T. Doke

                                  EXHIBIT INDEX


Exhibit                             Description of Exhibit
-------                             ----------------------
3.1      --        Certificate of Amendment to Certificate of Incorporation of
                   the Company dated August 25, 1998

4.1      --        Second Amended and Restated 1996 Stock Purchase and Option
                   Plan for Key Employees of Domain Energy Corporation and
                   Affiliates

4.2      --        Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors

5.1      --        Opinion of Vinson & Elkins L.L.P.

23.1     --        Consent of Arthur Andersen LLP

23.2     --        Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1     --        Powers of Attorney (included in the signature pages hereto)